HEAD OFFICE:
A-6, Maharani Bagh
New Delhi- 110065
Ph.: 011-41626471, 41626470
Fax: 011-41328425
E-mail: info@bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of in this Amendment No. 4 to the draft registration statement on Form F1 of our report dated May 22nd 2024 of Zenatech Inc. relating to the audit of consolidated financial statements for the year ended December 31, 2023 and reference to our firm under the caption experts in the registration statement.

For Bansal & Co LLP

SURINDER KUMAR BANSAL
Digitally signed by SURINDER KUMAR BANSAL
Date: 2024.05.22 09:29:45 -07'00'

Surinder Bansal
Partner
New Delhi, India
May 22nd 2024